Exhibit 10.4

LOAN AGREEMENT

SANTANDER BANK, N.A.

and

IREIT SHREWSBURY WHITE CITY, L.L.C.

April 7, 2015

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LOAN AGREEMENT

This Loan Agreement (this “Agreement”) dated as of April 7, 2015 is made by and between IREIT SHREWSBURY WHITE CITY, L.L.C., a Delaware limited liability company having an address of c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523 (the “Borrower” which term shall include its successors and assigns), and SANTANDER BANK, N.A. having a place of business at 75 State Street, Boston, MA 02109 (the “Lender” which term shall include its successors and assigns).

1.               The Loan.

1.1            Lender has made a loan to Borrower in the principal amount of $49,400,000.00 (the “Loan”).

1.2            The Loan is payable as provided in a certain Term Note of even date in the original principal amount of $49,400,000.00 from Borrower in favor of Lender (the “Note” which term shall include all modifications, extensions, renewals and replacements thereof).

1.3            The proceeds of the Loan shall be used by Borrower to acquire 20-50, 70, 84, 88-120 Boston Turnpike and 21 South Quinsigamond Avenue, Shrewsbury, MA (the “Property”).

1.4            To secure Borrower’s obligations under the Loan, Borrower has executed and delivered to Lender a certain Mortgage and Security Agreement and Financing Statement of even date covering the Property (the “Mortgage” which term shall include all modifications, extensions, renewals and replacements thereof).

1.5            The Loan is guaranteed by INLAND REAL ESTATE INCOME TRUST, INC. (the “Guarantor”) pursuant to a Guaranty of even date (the “Guaranty” and together with this Agreement, the Note, the Mortgage, the Hedging Contract (as defined in the Note), and any and all other documents, instruments and agreements entered into in connection with the Loan shall hereinafter be referred to collectively as the “Loan Documents” which term shall include all modifications, extensions, renewals and replacements thereof).

2.               Representations and Warranties. To induce Lender to make the Loan, Borrower makes the following representations and warranties:

2.1            Borrower has the requisite power and authority to execute and deliver, and to perform all of its obligations under this Agreement and all instruments and other documents executed and delivered by Borrower in connection herewith.

2.2            The execution, delivery and performance of this Agreement by Borrower has been duly authorized by all necessary action on its part and does not and will not require any consent or approval of any other person that has not been obtained, or violate any provision of Borrower’s organization or governance documents.

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2.3            The Borrower has good and marketable title in fee to the Property subject to no mortgage, pledge, lien, charge, security interests or other encumbrance, except those set forth in Lender’s title insurance policy issued in connection herewith.

2.4            The Borrower is duly organized and validly existing and in good standing under the laws of the State of Delaware, and qualified to do business and in good standing in every other state requiring qualification, with full power and authority to consummate the transactions contemplated hereby.

2.5            The Loan Documents have been duly authorized, executed and delivered and are the valid and binding obligations of each party thereto enforceable by Lender according to their terms, subject only to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors generally and, with respect to the availability of the remedy of specific performance, subject to the discretion of the court before which such proceeding is brought.

2.6            All financial statements and projections delivered to Lender at any time relating to the Property, Borrower or any Guarantor are to the best of their knowledge, true and correct in all material respects, have been prepared in accordance with generally accepted accounting practice except as noted and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof, no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no additional borrowings have been made by Borrower or any Guarantor since the date thereof other than the borrowing contemplated hereby or borrowings approved in writing by Lender. Notwithstanding, the Borrower makes no representation regarding financial information prepared and received by Seller and submitted to Lender concerning the Property prior to the date Borrower obtained title.

2.7            There are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower or any aspect of the Property which would have a material adverse effect on Borrower’s ability to perform its obligations under the Loan Documents or any Guarantor or involving the validity, or enforceability of any Loan Document, at law or in equity, or before or by any governmental authority, and to Borrower’s knowledge neither Borrower nor any Guarantor are in default with respect to any judgment, decision, order writ, injunction, decree or demand of any court or any governmental authority.

2.8            The consummation and performance of the transaction hereby contemplated and performance of this Agreement, the Note, and each other Loan Document will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan or credit agreement, corporate charter, by-law or other instrument to which Borrower or any Guarantor is a party or by which any of them may be bound or affected. The Borrower has not guaranteed (including being an accommodation party on an instrument) or assumed any indebtedness of any other party except guarantees and endorsements made in connection with the deposit of items for collection or credit in the ordinary course of business.

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2.9            Neither Borrower, nor any Guarantor nor anyone on behalf thereof has dealt with any broker, finder or other person or entity who or which may be entitled to a broker's or finder's fee, or other compensation, payable in connection with the Loan.

3.               Affirmative Covenants. The Borrower agrees that, while any part of the Loan is unpaid:

3.1            Borrower shall provide or cause to be provided to Lender: (i) within one hundred twenty (120) days after the end of its fiscal year, Borrower’s management or internally prepared annual financial statements covering the Property certified by an Officer of the Guarantor and prepared in accordance with generally accepted accounting principles consistently applied, except as noted, throughout the periods involved, which statements shall include, at minimum, the balance sheet for the Borrower and a profit and loss statement for the Borrower and Property indicating in reasonable detail all expenses and sources of income for the Property for the previous fiscal year, in form and substance reasonably satisfactory to Lender; (ii) within one hundred twenty (120) days after the end of its fiscal year, annual audited financial statement of Guarantor prepared by a CPA in accordance with generally accepted accounting principles consistently applied, except as noted, throughout the periods involved, for the previous fiscal year, in form and substance reasonably satisfactory to Lender. If the Guarantor’s Form 10-K filed with the SEC includes audited financial statements, then such filing will be deemed to satisfy the provisions of this Section 3.1(ii) if such Form 10-K is filed on or before the date required by the SEC and applicable law; (iii) within forty-five (45) days after the end of each half year (commencing June 30, 2016), trailing twelve month operating statements prepared by management; (iv) a semi-annual Debt Yield compliance certificate within forty-five (45) days of each test date (with the first test date being December 31, 2015) setting forth Borrower's compliance with the Debt Yield requirements set forth herein along with a financial statement for the prior six (6) month period in accordance with Section 3.7; and (v) such other information respecting the financial condition, operations and collateral of Borrower, the Guarantor or the Property as Lender may from time to time reasonably request.

3.2            Borrower shall provide to Lender from time to time on request, and at least semi-annually, within forty-five (45) days of calendar half year end (June 30th), a current rent roll setting forth the name, term, rental amount, security deposit and like obligations of each tenant of the Property, any defaults and arrearages outstanding with respect to any such tenant and any other information which Lender may from time to time reasonably request, certified by Borrower or by an appropriate officer of Borrower to be true and complete.

3.3            The Borrower agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, damages, penalties, reasonable costs and expenses, including without limitation, any brokerage or finder’s fees in respect of the Loan and any reasonable attorneys’ fees and costs incurred in preparing for and conducting litigation arising out of any breach by Borrower or any Guarantor of any covenant, warranty, representation or agreement under any one or more of the Loan Documents, other than such claims, liabilities, damages, penalties, costs and expenses incurred due to Lender’s gross negligence or intentional misconduct.

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3.4            The Borrower agrees to maintain its legal existence in good standing according to the laws of the State of Delaware.

3.5            Borrower shall at all times provide and maintain the following insurance coverages with respect to the Property and the other collateral securing the Loan issued by companies qualified to do business in the Commonwealth of Massachusetts, having a Best’s Rating of not less than A-/VII and otherwise acceptable to Lender in its sole discretion:

(i)              physical insurance on an all-risk basis without exception (including, without limitation, flood required if property is in a "Special Flood Hazard Area" A or V), vandalism and malicious mischief, earthquake, collapse, boiler explosion, sprinkler coverage, cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage) covering all the real estate, fixtures and personal property to the extent of the full insurable value thereof having replacement cost and agreed amount endorsements (with deductibles not in excess of it of insurable value);

The "All Risk" coverage must equal or exceed the replacement cost of the property. It is permitted for the property coverage to be less than replacement cost but in excess of the loan amount, provided that the loan documents require the borrower to satisfy the loan from the insurance proceeds if there are insufficient funds to restore the property in the event of casualty.

The property must be insured for windstorm separately in the event that the "All Risk" policy includes an exclusion for any wind-related event. The required coverage is identical to the "All Risk Policy" Requirements.

(ii)            rent loss or business interruption insurance in an amount equal to one year's projected rentals or gross revenues;

(iii)          public liability insurance, with underlying and umbrella coverages totaling not less than $1,000,000.00 per occurrence and $5,000,000.00 in the aggregate or such other amounts as may be determined by Lender from time to time; and

(iv)          such other insurance coverages in such amounts as Lender may request consistent with the customary practices of prudent developers and owners of similar properties.

An actual insurance policy or certified copy thereof, or a binder, certificate of insurance, or other evidence of property coverage in the form of Acord 27 (Evidence of Property Coverage), Acord 25 (Certificate of Insurance), or a 30-day binder in form acceptable to Lender with an unconditional undertaking to deliver the policy or a certified copy within thirty (30) days, shall be delivered at closing of the Loan.

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Flood insurance shall be provided if the Property or the collateral is located in a flood zone, flood risk or flood hazard area as designated pursuant to the Federal Flood Disaster Protection Act of 1973, as amended, and the Regulations thereunder, or if otherwise reasonably required by Lender.

Lender shall be named as first mortgagee on policies of all-risk-type insurance on the Property, as loss payee on the Collateral and its contents, and as first mortgagee on rent-loss or business interruption coverages related thereto.

SANTANDER BANK, N.A., its successors and assigns as their interests may appear, as loss payee, additional insured, and mortgagee.

Except with respect to public liability insurance, as to which Lender shall be named as an additional insured with respect to the Property or the Collateral, all other required insurance coverages shall have a so-called "Mortgagee's endorsement" or "Lender's loss-payable endorsement" which shall provide in substance as follows:

3.5.2       Loss or damage, if any, under the policy shall be paid to Lender and its successors and assigns ("Lender") in whatever form or capacity its interest may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

3.5.3       The insurance under the policy, or under any rider or endorsement attached thereto, as to the interest only of Lender, its successors and assigns, shall not be invalidated nor suspended:

(1)            by any error, omission or change respecting the ownership, description, possession or location of the subject of the insurance or the interests therein or the title thereto; or

(2)            by the commencement of foreclosure or similar proceedings or the giving of notice of sale of any of the property covered by the policy by virtue of any mortgage, deed of trust, or security interest; or

(3)            by any breach of warranty, act, omission, neglect, or noncompliance with any provisions of the policy by the named insured, or anyone else, whether before or after a loss, which under the provisions of the policy of insurance, would invalidate or suspend the insurance as to the named insured, excluding, however, any acts or omissions of Lender while exercising active control and management of the insured property.

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3.5.4       Insurer shall provide Lender with not less than thirty (30) days, prior written notice of cancellation of the policy (for non-payment or any other reason) or of the non-renewal thereof.

3.5.5       The insurer reserves the right to cancel the policy at any time, but only as provided by its terms. However, in such case this policy shall continue in force for the benefit of Lender for thirty (30) days after written notice of such cancellation is received by Lender and shall then cease.

3.5.6       Should legal title to and beneficial ownership of any of the property covered under the policy become vested in Lender or its agents, successors or assigns, insurance under the policy shall continue for the term thereof for the benefit of Lender.

3.5.7       All notices herein provided to be given by the insurer to Lender in connection with this policy and Lender's loss payable endorsement shall be mailed to or delivered to Lender by certified or registered mail, return receipt requested, as follows:

Santander Bank, N.A. Insurance Department, 8th Floor 601 Penn Street Mail Code 10-6438-CO8 Reading, PA 19601

3.6            The Borrower shall, with reasonable promptness, but in all events within five (5) days after it has actual knowledge thereof, notify Lender in writing of the occurrence of any act, event or condition which constitutes a default under any of the Loan Documents. Such notification shall include a written statement of any remedial or curative actions which it proposes to undertake to cure or remedy such default.

3.7            Debt Yield. As of the date hereof, Lender acknowledges that the Debt Yield is approximately thirteen and thirty one hundredths (13.30%) percent. Borrower shall maintain a minimum Debt Yield of six (6%) percent to be tested semi-annually with the first test to be at December 31, 2015 (and thereafter at each June 30 and December 31). Debt Yield is defined as “net operating income” for the forward looking twelve month period divided by the Principal balance of the Loan at that time. Net Operating Income is defined as contractual gross revenues (including cash reimbursements by tenants for their share of operating expenses but excluding rent abatements) less (i) all operating expenses utilizing a management fee of three and ninety one hundredths percent (3.9%), plus actually incurred construction oversight and leasing fees at market rates; and (ii) a reserve of $.10 per sq. ft. This calculation shall not include leases expiring within three (3) months of the date of the test, if, in the case of leases containing a renewal option, the Tenant thereunder has not provided Landlord with a notice of renewal but shall include new leases which will commence during the test period (adjusted by Lender for free rent periods, if any).

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3.8            Additional Debt Yield Requirements. If the Debt Yield declines to eight and one-half (8.5%) percent or less at any semi-annual test, then Borrower shall deposit all "excess cash flow" from the Property into a deposit account opened on or about the date hereof maintained with and pledged to Lender (the “Cash Sweep Account”) until the actual minimum Debt Yield is ten (10%) percent (at the time of the annual test) at which time amounts in the Cash Sweep Account shall be released to the Borrower. Amounts in the Cash Sweep Account may be utilized by Borrower, upon Lender's consent, such consent not to be unreasonably withheld, for tenant improvements, leasing commissions and capital expenditures. "Excess Cash Flow" is defined as actual gross revenues (including cash reimbursements by tenants for their share of operating expenses but excluding rent abatements) less (i) all operating expenses utilizing a management fee of three and ninety one hundredths percent (3.9%), plus actually incurred construction oversight fees and leasing fees at market rates; (ii) a reserve of $.10 per sq. ft. and (iii) debt service under the Loan; (i), (ii) and (iii) to be reasonably calculated by Lender for the six (6) month period preceding the Debt Yield test. In the event the Debt Yield declines to six (6%) percent or less, then Borrower must either (i) prepay the Note in part, or (ii) post cash collateral or provide a letter of credit, in either case ((i) or (ii) in an amount equal to that amount that would have to be paid in order to achieve a Loan to Value Ratio (defined as the outstanding principal balance of the Loan divided by the value of the Property as determined by an appraisal ordered by Lender at Borrower's cost) of fifty (50%) percent or less or, if prepaid, in an amount necessary to achieve a Loan to Value Ratio of fifty (50%) percent or less. If the Note is prepaid, such prepayment shall be subject to the imposition of any early termination fees, breakage costs or the like imposed under any Hedging Contract. In addition to the foregoing requirement, if the Debt Yield declines to six (6%) percent or less, the Borrower shall also escrow with Lender an amount equal to one (1) year's cash flow shortfall.

3.9            The Borrower shall notify Lender promptly of any lien, encumbrance or security interest existing, arising or asserted against the Property or any interest therein and to maintain the Collateral free and clear of all liens, encumbrances and security interests, except taxes not yet due and payable, unless the same have been approved in writing by Lender. With respect to security interest thus approved by Lender, Borrower agrees to make all payments that become due to any secured party holding such interest. Borrower further agrees that if Borrower shall default in making any such payments, Lender may, without obligation to do so and without waiving any right or remedy for default hereunder, make such payment or may pay the entire balance due to such secured party. Borrower shall reimburse Lender for any amount thus expended promptly upon demand, and such amount, until paid, shall be added to the principal amount of the debt secured hereby and shall bear interest at the rate from time to time charged with respect thereto.

3.10         Borrower shall also complete the "Immediate Action" repairs set forth in a Property Condition Assessment dated March 18, 2015 prepared by Reeves Consulting, Inc. within twenty-four (24) months from the date hereof. Borrower shall notify the Lender in writing when all of said work is complete.

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4.               Negative Covenants. The Borrower agrees that, while there is a commitment to make the Loan or while any part of the Loan is unpaid, it will not, without Lender’s prior written consent, directly or indirectly do or suffer to be done any of the following:

4.1            Create, incur, assume or permit to continue any indebtedness, except operational indebtedness in the ordinary course.

4.2            Single Purpose Entity Status. The Borrower shall not:

(1)            engage in any business or activity other than the ownership and operation of the Property;

(2)            acquire or own any material assets other than the Property or leases affecting the Property, and such incidental personal property as may be necessary for the operation of the Property;

(3)            fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, materially amend, modify, terminate or fail to comply with the provisions of its organizational documents as same may be further amended or supplemented;

(4)            comingle its assets with the assets of any of its members, constituents, principals or affiliated entities, except that revenue for the Property may be deposited in trust into the Manager’s custodial account provided it maintains books and records sufficient to segregate such deposits from other funds of Manager;

(5)            fail to maintain its records, books of account and Lender accounts separate and apart from those of the members, constituents, principals and affiliated entities; and

(6)            make any loans or advances to any third party, including any member, constituent, principal or affiliate of it, or of any other entity or individual.

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4.3            No Sale/Encumbrance.

(a) Without the prior written consent of Lender, Borrower shall not cause or permit (i) a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein, (ii) a Sale or Pledge of an interest in any Restricted Party or (iii) any change in Control of Borrower, Guarantor, any Affiliated Manager, or any change in Control of the day-to-day operations of the Property (collectively, a "Prohibited Transfer"), other than pursuant to (x) leases of space in the Property to tenants in accordance with the terms hereof and Section 4.11 of the Mortgage and Section 3.2 of the Collateral Assignment of Lessor's Interest in Leases, Rents and Profits, any Permitted Encumbrances, and (z) any equipment leases entered into in the ordinary course.

(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to (A) any leases or any rents or (B) any material agreements; (iii) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower or by any other person or entity, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law); (iv) any other action instituted by (or at the behest of) Borrower or its affiliates or consented to or acquiesced in by Borrower or its affiliates which results in a termination of any material agreements; (v) if a Restricted Party is a corporation, any merger, consolidation or sale or pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (vi) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the sale or pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (vii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the sale or pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (viii) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the sale or pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (ix) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with the terms hereof.

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Notwithstanding the foregoing, for purposes hereof, a Prohibited Transfer shall not include Permitted Transfers as hereinafter set forth.

(a) Notwithstanding the restrictions contained in this Section 4.3, the following equity transfers shall be permitted without Lender's consent (each, a "Permitted Equity Transfer"): any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests, beneficial interests or other ownership interests previously held by the decedent in question to the person or persons lawfully entitled thereto (b) any sale of stock in IREIT and (c) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests, beneficial interests or other ownership interests previously held by such natural person to the person or persons lawfully entitled thereto.

(b) Notwithstanding anything contained in this Section 4.3, Lender shall not withhold its consent to a transfer of the entire Property or all of the outstanding ownership interests in Borrower in a single transaction to one newly-formed single purpose entity which shall be a wholly owned subsidiary of IREIT ("Permitted Affiliate Transferee") which shall be approved by Lender in its reasonable discretion ("Permitted Affiliate Transfer"), provided (1) no Event of Default shall have occurred and be continuing, (2) the creditworthiness of IREIT, as applicable, has not materially deteriorated, in the sole, but reasonable, discretion of Lender, from the date hereof to the date of the proposed transfer and, (3) Borrower shall have paid all reasonable and customary third party expenses (including reasonable attorneys' fees and disbursements) actually incurred by Lender in connection with such transfer (but not any assumption or processing fee.

(c) Notwithstanding anything contained in this Section 4.3 Lender shall not withhold its consent to a transfer of all of the outstanding ownership interests in Borrower in a single transaction to an Identified Affiliate, provided that Lender receives thirty (30) days' prior written notice of such transfer and further provided that the following additional requirements are satisfied:

(i) no Event of Default shall have occurred and be continuing and no Default or Event of Default shall otherwise occur as a result of such transfer;

(ii) the Identified Affiliate shall, as of the date of such transfer, have an aggregate net worth and liquidity not worse than its net worth and liquidity as of the date hereof (provided, however, that with respect to IREIT only, IREIT shall be required to have an aggregate net worth and liquidity of at least $100,000,000.00) or an aggregate net worth and liquidity otherwise reasonably acceptable to Lender;

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(iii) the Identified Affiliate and all other entities which may be owned or Controlled directly or indirectly by the Identified Affiliate ("Identified Affiliate Related Entities") must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed transfer;

(iv) there shall be no material litigation or regulatory action pending or threatened against the Identified Affiliate or Identified Affiliate Related Entities which is not reasonably acceptable to Lender and, if requested by Lender, Borrower shall deliver, prior to such transfer and at Borrower's sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to Lender with respect to the Identified Affiliate and any of the Identified Affiliate Related Entities that will own twenty percent (20%) or more of the direct or indirect interests in Borrower immediately following such transfer;

(v) the Property shall continue to be managed by the current manager or be managed by a manager reasonably acceptable to Lender;

(vi) upon the Permitted Affiliate Transferee acquiring all of the outstanding ownership interests in Borrower, the Identified Affiliate, at its sole cost and expense, shall deliver opinions regarding existence, authority and enforceability, which opinions may be relied upon by Lender, and their respective counsel, agents and representatives with respect to the proposed transaction;

(vii) the Identified Affiliate shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably acceptable to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender, which shall include an Officer's Certificate regarding existence, authority and enforceability with respect to the proposed transaction;

(viii) upon the Permitted Affiliate Transferee acquiring all of the outstanding ownership interests in Borrower, prior to any release of Guarantor, (i) the Identified Affiliate shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity executed by Guarantor or shall have executed a replacement guaranty and environmental indemnity reasonably satisfactory to Lender and (ii) the Identified Affiliate, at its sole cost and expense, shall have delivered opinions regarding existence, authority and enforceability, which opinions may be relied upon by Lender, and their respective counsel, agents and representatives with respect to the proposed transaction;

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(ix) Borrower shall pay all of Lender's reasonable and customary third party expenses (including reasonable attorneys' fees and disbursements) actually incurred by Lender in connection with such transfer, pursuant to clause (vi) above; and

(x) prior to acquiring Guarantor's ownership interest in Borrower, the Permitted Affiliate Transferee shall have acquired all of the ownership interests in Borrower not owned by Guarantor.

(d) Notwithstanding anything contained in this Section 4.3, Lender's consent shall not be required with respect to the merger of IREIT with any other Identified Affiliate; provided that (i) Lender shall receive not less than thirty (30) days prior written notice of any such proposed merger, (ii) no Event of Default shall have occurred and be continuing, (iii) the net worth of the entity surviving such merger shall equal or exceed the net worth of IREIT immediately prior to such merger, (iv) if requested by Lender, Borrower shall deliver, prior to such transfer and at Borrower's sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to Lender with respect to such Identified Affiliate, and (v) immediately following such merger, the entity surviving the merger shall be publicly registered with the Securities and Exchange Commission.

(e) Notwithstanding anything contained in this Section 4.3, Lender's consent shall not be required in connection with the acquisition by IREIT of any entity whether by merger, stock purchase, asset purchase or any other manner; provided that: (i) Lender shall receive not less than thirty (30) days prior written notice of any such proposed transaction, (ii) no Event of Default shall have occurred and be continuing, (iii) IREIT is the surviving entity following such a transaction, (iv) if requested by Lender, Borrower shall deliver, prior to such transfer and at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to Lender with respect to such acquired entity, and (v) the net worth of IREIT after the transaction shall equal or exceed the net worth of IREIT immediately prior to such a transaction.

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(f) Notwithstanding anything contained in this Section 4.3, Lender's consent shall not be required in connection with one or a series of transfers, of up to forty-nine percent (49%) of the stock, limited partnership interests or membership interests (as the case may be) in a Restricted Party; provided, however, no such transfer shall result in the change of Control in such Restricted Party, and as a condition to each such transfer, (x) Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer and (y) if requested by Lender, Borrower shall deliver, prior to such transfer and at Borrower's sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to Lender with respect to any such transferee that will own twenty percent (20%) or more of the direct or indirect interests in Borrower immediately following such transfer. In addition, at all times, IREIT must continue to (i) Control the applicable Restricted Party, and (ii) own, directly or indirectly, not less than fifty-one percent (51%) of the legal and beneficial interest in the applicable Restricted Party.

(g) Notwithstanding anything to the contrary contained in this Section 4.3, Lender’s consent shall not be required if IREIT is acquired by either another public non-traded real estate investment trust or a publicly traded real estate investment trust whether by merger, stock purchase, asset purchase or any other manner; provided that (i) Lender shall receive not less than thirty (30) days prior written notice of any such proposed transaction, (ii) no Event of Default shall have occurred, and be continuing, (iii) the surviving entity has at least $400,000,000.00 of assets, a net worth of at least $250,000,000.00 with a liquidity of at least $100,000,000.00 and with leverage of less than 40% and, if the surviving real estate investment trust is publicly traded (iv) it shall have a debt rating of at least BBB- by Standard and Poors or an equivalent rating from Moodys, and (v) if requested by Lender, Borrower shall deliver, prior to such transfer and at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to Lender with respect to such acquiring entity.

(h) For purposes of this Section 4.3, the following definitions shall apply:

"Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, owns more than twenty percent (20%) of, is in Control of, is Controlled by or is under common ownership or Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

"Affiliated Manager" shall mean any managing agent of the Property in which Borrower, Guarantor, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

"Borrower" shall have the meaning set forth in the introductory paragraph hereof.

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"Constituent Members" shall have the meaning set forth in Section 5.2(b).

"Control" shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Guarantor" shall mean IREIT.

"Identified Affiliate" shall mean (i) Inland Real Estate Corporation, a Maryland corporation, (ii) Inland Real Estate Investment Corporation, a Delaware corporation, (iii) Retail Properties of America, Inc. (formerly known as Inland Western Retail Real Estate Trust, Inc.), a Maryland corporation, (iv) Inland American Real Estate Trust, Inc., a Maryland corporation, (iv) IREIT, (v) any other real estate investment entity sponsored by Inland Real Estate Investment Corporation, or (vii) any other entity composed entirely of any of the foregoing, by merger or other business combination.

"IREIT" shall mean INLAND REAL ESTATE INCOME TRUST, INC., a Maryland Corporation.

"Permitted Transfer" shall mean (i) a Permitted Equity Transfer, (ii) a transfer entered into pursuant to the terms of Section 4.3 hereof, (iii) a Lease entered into in accordance with the terms hereof, (iv) any Permitted Encumbrances, (v) any Permitted Equipment Leases, (vi) any public issuance of interests in IREIT, (vii) any private sale or transfer of non-controlling interests in IREIT not affiliated with IREIT, and/or (viii) issuances of membership interests in Manager to employees or other Persons affiliated with The Inland Group of Companies, Inc. or Manager pursuant to employee compensation programs.

"Restricted Party" shall mean, collectively, (a) Borrower, any SPE component entity, and any Guarantor, or (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, any SPE component entity, or any Guarantor (other than any shareholder or any other direct or indirect legal or beneficial owner of interests in IREIT and other than Persons that are indirect legal or beneficial owners of Borrower or Principal solely by being a shareholder of IREIT; provided, however, that any shareholder or any other direct or indirect legal or beneficial owner of interests in IREIT that owns nine and nine-tenths percent (9.9%) or more of the outstanding stock of IREIT is deemed to be a Restricted Party);

"Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, lien, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) a legal or beneficial interest.

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5.               Application of Deposits and Proceeds.

5.1            Application of Deposits. If an Event of Default shall occur Lender may hold, dispose of and apply towards satisfaction of the obligations of Borrower under the Loan any deposit or any other sum at any time held to the credit of Borrower and any other property of Borrower at any time in Lender’s possession without first having recourse to any other rights or security which Lender may have or hold.

5.2            Insurance Proceeds. If the Property or any part thereof shall be damaged or destroyed by fire or other insured casualty, the amounts recovered pursuant to any insurance coverage in effect with respect thereto are hereby assigned and shall be paid to Lender and shall, at Lender’s election, be applied towards reconstruction, repair or replacement of the Property, in which event, Lender shall release such proceeds from time to time for such purposes, at such times and upon such terms and conditions as Lender deems appropriate, or may be applied by Lender in satisfaction of the obligations of Borrower under the Loan then remaining unsatisfied, whether or not then due and in such order as Lender determines, and for the foregoing purposes, Borrower hereby appoints Lender its attorney-in-fact to negotiate, settle and collect any such proceeds (including without limitation the right to participate in any proceedings relating thereto) without, however, imposing on Lender any obligation to do so. Notwithstanding the foregoing, so long as no Event of Default exists, the damage does not exceed $5,000,000.00 in Lender's reasonable judgment, the proceeds are sufficient to rebuild (along with specifically identified Borrower funds) and the Property can be legally rebuilt within six (6) months prior to maturity, then the proceeds shall be advanced by Lender from time to time pursuant to its standard construction loan disbursement procedures.

5.3            Eminent Domain Proceeds. If the Property or any part thereof shall be taken by eminent domain or by other act of any public authority, any damages in connection therewith are hereby assigned and shall be paid to Lender and shall, at Lender’s election, be applied towards reconstruction, repair or replacement of the Property, in which event, Lender shall release such proceeds from time to time for such purposes, at such times and upon such terms and conditions as Lender deems appropriate, or may be applied by Lender in satisfaction of the obligations of Borrower under the Loan then remaining outstanding, whether or not then due and in such order as Lender determines and for the foregoing purposes, Borrower hereby appoints Lender as its attorney-in-fact to negotiate, settle and collect such proceeds (including without limitation the right to participate in any proceedings relating thereto) without, however, imposing upon Lender any obligation to do so. Notwithstanding the foregoing, so long as no Event of Default exists, the damage does not exceed $5,000,000.00 in Lender's reasonable judgment, the proceeds are sufficient to rebuild (along with specifically identified Borrower funds) and the Property can be legally rebuilt within six (6) months prior to maturity, then the proceeds shall be advanced by Lender from time to time pursuant to its standard construction loan disbursement procedures.

6.               Appraisals. Lender shall have the right to order updated appraisals at Borrower’s sole cost and expense, but not more than twice during the Loan term and otherwise for cause or if required by regulatory authorities.

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7.               Events of Default. The occurrence of any one or more of the following events continuing beyond applicable notice and cure periods set forth below shall constitute an Event of Default under this Agreement and all other Loan Documents:

(1)            Borrower shall fail to pay on or before the 10th day after the date due any installment of principal or interest or any fee payable hereunder, under the Note or any other Loan Document.

(2)            Borrower shall fail to observe or perform any obligation to be observed or performed by it under this Agreement or any other Loan Document.

(3)            Any representation or warranty made in writing by or on behalf of Borrower in this Agreement, in any Loan Documents, or in any certificate or other document delivered pursuant hereto or thereto or otherwise in connection with any of the transactions contemplated hereby, shall prove to have been false, misleading or incorrect in any material respect when made or deemed made.

(4)            Borrower shall admit its inability to pay its debts as they mature in an insolvency proceeding, shall fail generally to pay its debts as they become due, or shall make an assignment for the benefit of its or any of its creditors.

(5)            Proceedings in bankruptcy or for reorganization of Borrower or any Guarantor or for the readjustment, arrangement, composition or adjustment of any of Borrower's or any Guarantor’s debts under the federal bankruptcy act, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, (i) shall be commenced by Borrower, or (ii) shall be commenced against Borrower and shall not be discharged, vacated, dismissed, or stayed within one hundred twenty (120) calendar days of their commencement against Borrower.

(6)            A receiver, liquidator or trustee shall be appointed for Borrower or any Guarantor or for any substantial part of Borrower's or any Guarantor’s assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower or any Guarantor and such receiver, liquidator or trustee shall not be discharged within one hundred twenty (120) calendar days of his or her appointment, or such proceedings shall not be dismissed or stayed within one hundred twenty (120) calendar days of their commencement, or its business.

(7)            A receiver, liquidator or trustee shall be appointed by Borrower or for Borrower for any substantial part of the assets of Borrower, or any proceedings shall be instituted by Borrower for the dissolution or the full or partial liquidation of Borrower, or Borrower shall discontinue its business or materially change the nature of its business.

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(8)            A receiver, liquidator or trustee shall be appointed by any Guarantor or for any Guarantor for any substantial part of the assets of any Guarantor, or any proceedings shall be instituted by any Guarantor for the dissolution or the full or partial liquidation of that Guarantor, or any Guarantor, if an entity, shall discontinue its business or materially change the nature of its business.

(9)            Borrower or any Guarantor shall suffer final judgments for payment of money aggregating in excess of $1,000,000.00 with respect to the Borrower and $2,000,000.00 with respect to the Guarantor, and the same shall not be discharged within a period of thirty (30) calendar days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed or bonded.

(10)         A judgment creditor of Borrower shall obtain possession of all or any material portion of the Property by any means, including attachment, levy, distraint, replevin or self-help, which shall not be released within sixty (60) calendar days of the date of such attachment, levy, distraint, replevin or self-help.

(11)         The sale, transfer, assignment or other disposition of or change by action of law or otherwise in title to the Property or any part thereof or in any equity, beneficial or other ownership interest in Borrower, including without limitation by action of law or merger of ownership entities, without first and in each instance having disclosed to Lender the full particulars of any such transfer proposed and obtained from Lender its written consent thereto, if required by the terms of the Loan Agreement.

(12)         The service of process upon Lender seeking to attach or garnish by mesne or trustee process any funds of Borrower or Guarantor in excess of $100,000 which are on deposit with Lender.

(13)         The Guarantor shall revoke or attempt to revoke the Guaranty, the Guarantor dies, or the Guaranty is terminated for any reason whatsoever.

(14)         A payment default by Borrower or any other material default resulting in acceleration, under any indebtedness for borrowed money from any other party.

(15)         The occurrence of an event of default under any other agreement between Lender and Borrower or Lender and Guarantor.

(16)         An event of default beyond any applicable cure period on early termination event occurs under any Hedging Contract.

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7.2            Cure Periods. Borrower shall have the right: (1) to cure monetary defaults under the Note or under any instrument, document or undertaking given or entered into in connection therewith within ten (10) calendar days after the default without notice from Lender; and (2) to cure nonmonetary defaults hereunder or under any such instrument, document or undertaking within thirty (30) calendar days after written notice from Lender, provided however, if the nonmonetary default is not susceptible of cure within said thirty (30) day period, then so long as Borrower is diligently pursuing cure, Borrower shall have an additional forty-five (45) day period, not to exceed a total of seventy-five (75) days within which to effectuate cure in which event, the Note and the Loan shall be reinstated if not otherwise in default and additional interest accrued due to imposition of the Default Rate as set forth in the Note shall be deemed waived. The time periods provided herein for cure shall be concurrent with and not consecutive to any other grace periods which may be provided in or with respect to any obligation having the benefit of this provision. Notwithstanding the foregoing, there shall be no notice or cure period for the events described in Section 7(4), (5), (6), (7), (8), (10) and (11) above.

7.3            Remedies. Upon an Event of Default, Lender may accelerate all amounts due under the Loan and may proceed under all other rights and remedies set forth in the Loan Documents.

8.               Notices. Any notice or demand which by any provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes by being sent certified mail, postage and registration charges prepaid, or by recognized overnight carrier to the following addresses:

If to Borrower, to it at:

IREIT SHREWSBURY WHITE CITY, L.L.C.

c/o Inland Real Estate Income Trust, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: Chief Financial Officer or President

or to such other address as Borrower may designate by written notice to Lender, with a copy to:

The Inland Real Estate Group

2901 Butterfield Road

Oak Brook, IL 60523

Attn: General Counsel

Fax: 630-218-4900

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If to Lender, to it at:

SANTANDER BANK, N.A.

75 State Street

Boston, MA 02109

Attn: James St. Thomas, Senior Vice President

or to such other address as Lender may designate by written notice to Borrower, with a copy to:

Robinson & Cole LLP

One Boston Place, 25th Floor

Boston, MA 02108

Attn: Matthew A. Kameron, Esq.

9.               Execution and Counterparts. This Agreement may be executed by the parties hereto individually or in any combination of the parties hereto in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

10.            Amendments, Waivers. No failure or delay on Lender’s part in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification or waiver of any provision of this Agreement, or of the Note nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed and delivered by Lender, and then such modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

11.            Financial and Accounting Terms. Whenever financial or accounting terms are used in this Agreement, they shall, except to the extent expressly defined differently herein, mean as determined in accordance with generally accepted accounting principles as in effect on the date of this Agreement or in effect on dates future financial information is due, consistently applied.

12.            Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of or successor to the Note, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the assigning, transferring, or succeeded Lender shall automatically extend to and be vested in the transferee, assignee, or successor of such Lender, all subject to the terms and conditions hereof. The Borrower may not assign or transfer any of its rights or obligations hereunder without Lender’s prior written consent.

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13.            Representations and Warranties. All covenants, agreements, representations and warranties made herein or in other documents delivered by or on behalf of Borrower pursuant to or in connection herewith are material and shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender, and shall survive the making of the Loan as herein contemplated, and shall continue in full force and effect so long as the Loan or other amount due under this Agreement remains outstanding and unpaid. All statements contained in any certificate or other paper delivered to Lender at any time by or on behalf of Borrower pursuant hereto shall constitute representations and warranties by Borrower hereunder.

14.            Application of Proceeds. The proceeds of any collection, sale or disposition of the any collateral securing the Loan shall be applied against the Borrower’s obligation under the Loan in such order and manner as Lender determines in its sole discretion, any statute, custom or usage to the contrary notwithstanding and the balance, if any, shall be paid to the Borrower. The Borrower shall remain liable to the Lender for any deficiency remaining following such application.

15.            Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OF ANY KIND WHATSOEVER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT RELATED HERETO OR THE RELATIONSHIPS ESTABLISHED HEREUNDER OR THEREUNDER.

16.            Consent to Jurisdiction. The Borrower agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon Borrower by mail at the address specified herein. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or based on such suit having been brought in an inconvenient court.

17.            Severability. In case any one or more provisions of this Agreement shall be found by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason or in any respect or circumstance, such invalidity or unenforceability shall not limit or impair the validity or enforcement of any other provision hereof or affect the validity or enforcement of the provisions of this Agreement under any other circumstances.

18.            Governing Law. This Agreement, the Note, and the Loan Documents and all rights and obligations thereunder, including matters of construction, validity and performance, shall be governed by the laws of the Commonwealth of Massachusetts and shall take effect as instruments under seal.

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19.            Capital Requirements. If, after the date hereof, Lender reasonably determines that (i) the adoption of or change in any law, rule, regulation or guideline having the force of law regarding capital requirements for Lenders or Lender holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent Lender holding company with any guideline, request, or directive of any such entity regarding capital adequacy ( having the force of law), the effect of reducing the return on Lender’s or such holding company’s capital as a consequence of Lender’s commitments hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount reasonably deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within ninety (90) days after presentation by Lender of a statement of such amount and setting forth in reasonable detail Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount Lender may use any reasonable averaging and attribution methods. “Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

20.            Pledge of Loan. The Lender may at any time pledge, endorse, assign, or transfer all or any portion of its rights under the Loan Documents including any portion of the Loan to any of the twelve (12) Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act. 12.U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

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21.            Syndications. The Lender shall have the unrestricted right at any time or from time to time, and without Borrower’s consent and at no cost to Borrower or Guarantor (other than any legal fees incurred on their behalf) or changing the essential terms of the Loan Documents, , to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more Lenders or other entities (each, an “Assignee”) and, Borrower agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to the Note and to any other documents, instruments and agreements executed in connection herewith as Lender shall reasonably deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Note and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

22.            Participations. The Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower and at no cost to Borrower or Guarantor (other than any legal fees incurred on their behalf), to grant to one or more institutions or other persons (each a “Participant”) participating interests in Lender’s obligations to lend hereunder and/or any or all of the loans held by Lender hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder. The Lender may furnish any information concerning Borrower in its possession from time to time to any prospective assignees and Participants, provided that Lender shall require any such prospective assignee or Participant to maintain the confidentiality of such information.

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23.            Withholding. Lender, and any of its successors, assigns or participants that are entitled to an exemption from or reduction of withholding tax (including, without limitation, any withholding tax imposed under any of Sections 1441 through 1446 of the Code, Sections 1471 through 1474 of the Code, and/or Sections 3401 through 3406 of the Code) under the law of the United States, or an applicable treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to Borrower, at the time or times prescribed by applicable law and at any times reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

24.            Reimbursement of Costs and Expenses. Unless otherwise noted, the Borrower shall reimburse Lender for all reasonable attorneys’ fees, costs, and expenses incurred by Lender in connection with the preparation of the Loan Documents, closing the transaction described in the Loan Documents, and enforcing its rights with respect to the Loan Documents or any collateral for the Loan.

25.            Compliance with Anti-Terrorism Regulations.

(a) None of Borrower, any transferee under a permitted transfer or any affiliated party of any of the foregoing (collectively, the “Related Persons”) will be included in, owned by, controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise associate with any of the persons referred to or described in any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended (“Executive Order 13224”), or any similar list issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”).

(b) Borrower will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (the "PATRIOT Act"); the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa 9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597; the Bank Secrecy Act, Pub. L. 91-508, 84 Stat. 1114, 1118; the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq.; the laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 and any similar laws or regulations currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”).

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(c) If Borrower becomes aware or receives any notice that any of the Related Persons are named on any of the OFAC Lists (such occurrence, an “OFAC Violation”), Borrower will immediately comply with all laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Regulations, and Borrower will take any and all steps necessary to comply with all Laws applicable to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the “freezing” and/or “blocking” of assets).

(d) In satisfaction of Borrower’s obligations under Section 4107(d)(2) of the Small Business Jobs Act of 2010 (the “Jobs Act”), Borrower hereby certifies to Lender that none of the principals of Borrower and its affiliates has been convicted of, or pleaded nolo contendere to, any crime (excluding traffic violations and minor misdemeanors not covered by Section 4107(d)(2) of the Jobs Act). As used in the immediately preceding sentence, the term “principal” means (i) if Borrower is a sole proprietorship, the proprietor; (ii) if Borrower is a partnership, each managing partner and each partner who is a natural person and holds a 20% or more ownership interest in the partnership; and (iii) if Borrower is a corporation, limited liability company, association or development company, each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of 20% of the ownership stock or stock equivalent of the entity.

[signature page follows this page]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Loan Agreement UNDER SEAL to be effective as of the date first set forth above.

BORROWER:

IREIT SHREWSBURY WHITE CITY, L.L.C.

By:   INLAND REAL ESTATE INCOME TRUST, INC.

Its:   Sole Member

By:   /s/ Marcia Grant

        Marcia Grant

Its:    Assistant Secretary

lender:

SANTANDER BANK, N.A.

By:   /s/ James St. Thomas

        James St. Thomas

Its:   Senior Vice President

[signatures continue on next page]

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The undersigned each execute this Agreement with respect to the provisions of this Agreement concerning the Guarantor.

GUARANTOR:

INLAND REAL ESTATE INCOME TRUST, INC.

By:    /s/ Marcia Grant

         Marcia Grant

Its:    Assistant Secretary

[Signature page of Loan Agreement]